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Lemieux Deck

Millard Bond                                                    [COMPANY LOGO]

CHARTERED

ACCOUNTANTS


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January 23, 2001                                               6345 - 197 Street

                                                               Langley BC

                                                               Canada  V2Y 1K8
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Avenue, N.W.                                         TELEPHONE:
Washington, DC   20549
                                                               604.534.3004
Dear Sirs:

RE: BIOLABS, INC.                                              FACSIMILE:

We were previously the independent accountants for             604.534.3449
the Company.

We have read Item 4 of the Current Report on Form 8-K          EMAIL:
of Biolabs Inc. dated  January 18, 2001 and we agree
with the statements contained therein as they related          mail@ldmb.com
to our firm.


Yours very truly,
LEMIEUX DECK MILLARD BOND




/s/ LEMIEUX DECK MILLARD BOND
-------------------------------------
By:  Gary W. Deck, CA

GWD/ty